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                                                                   EXHIBIT 10.22

                  AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT
                                   AND WAIVER

         This Amendment No. 4 to Revolving Credit Agreement and Waiver
("Amendment") dated as of May    , 2001 by and among the lenders signatories
hereto ("Banks"), Comerica Bank as agent for the Banks (in such capacity, "Agent"), and Meadowbrook Insurance Group, Inc., a Michigan corporation ("Company").

                                    RECITALS

         A. Company and Banks entered into that certain Revolving Credit Agreement dated as of August 3, 1999, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of December 31, 1998, Amendment No. 2 to Revolving Credit Agreement dated July 28, 2000 and Amendment No. 3 to Revolving Credit Agreement dated September 30, 2000 ("Agreement").

         B. The parties desire to further amend the Agreement.

         NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

         1. The following definitions set forth in Section 1 of the Agreement are amended to read in their entirety as follows or added to the Agreement, as applicable:

                  "'Applicable Interest Rate' shall mean the Prime-based Rate."

                  "'Base Net Worth' shall mean (i) $80,000,000, plus (ii) (on a cumulative basis) for each fiscal quarter ending after March 31, 2001, the sum of (A) seventy five percent (75%) of Net Income (if positive), earned in each fiscal quarter and (B) one hundred percent (100%) of the cash proceeds of the issuance of any Equity Interests of Company (net of reasonable and customary costs and expenses of issuance) during such fiscal quarter."

                  "'Margin' shall mean, as of April 1, 2001, one half of one percent (1/2%). On the first day of every second month, commencing June 1, 2001, the Margin shall increase by one quarter of one percent (1/4%) ("Margin Increases"), provided, however, no additional Margin Increases shall occur following the reduction of the Revolving Credit Aggregate Commitment to Thirty Three Million Dollars ($33,000,000) or less provided, further, however, once the Revolving Credit Aggregate Commitment is reduced to Twenty Five Million Dollars ($25,000,000) or less, the Margin shall be reduced to one quarter of one percent (1/4%)."

                  "Reduction Percentage" shall mean one hundred percent (100%) until the Revolving Credit Aggregate Commitment is reduced to Thirty Three Million Dollars ($33,000,000) and shall mean fifty percent (50%) thereafter.

                  "'Revolving Credit Aggregate Commitment' shall mean Forty Eight Million Dollars ($48,000,000), subject to further reduction or termination under Section 2.8, 2.10 or 9.2 hereof."



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         2. Section 2.10 of the Agreement is amended to read in its entirety as follows:

                  "2.10 Reduction of Commitment. On the last day of each calendar quarter (commencing September 30, 2001), the Revolving Credit Aggregate Commitment shall automatically be reduced by Five Million Dollars ($5,000,000). In addition, upon receipt by Company of the net proceeds of the sale of Equity Interests, Subordinated Debt or sales of Subsidiaries received in accordance with the provisions of Section 7.20, the Revolving Credit Aggregate Commitment shall automatically decrease by the Reduction Percentage of such net proceeds; provided, that any reductions in the Revolving Credit Aggregate Commitment under this sentence shall be credited against the reductions otherwise required under the first sentence of this Section. On the date of any such reduction, the Company shall make any payments required pursuant to the provisions of Section 2.7."

         3. Section 7.2 of the Agreement is amended to add the following subparagraphs (d) and (e):

                  (d) every two weeks, commencing April 16, 2001, a report in form and detail satisfactory to Bank regarding Company's efforts to raise capital and sell Subsidiaries (other than Insurance Subsidiaries).

                  (e) within five (5) days of the date received, any written offers to purchase any of the stock or assets of any of the Subsidiaries.

         4. Section 7.9 of the Agreement is amended to read in its entirety as follows:

                  "7.9 Maintain Base Net Worth. Beginning March 31, 2001, maintain at all times a Net Worth of not less than the Base Net Worth."

         5. Section 7.10 is amended to read in its entirety as follows:

                  "7.10 Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than the following amounts during the periods specified below:

                  March 31, 2001 through September 29, 2001            1.50 to 1.0
                  September 30, 2001 and thereafter                    2.00 to 1.0"

         6. Section 7.11 of the Agreement is deleted in its entirety and Section 7.11A of the Agreement is amended to read in its entirety as follows:

         "7.11A Minimum Statutory Surplus. At all times after the date hereof, cause Star Insurance Company and each Insurance Subsidiary not owned by Star Insurance Company to maintain a Statutory Surplus of at least the following amounts for the following periods:



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
         March 31, 2001 through September 29, 2001            $50,000,000
         September 30, 2001 and thereafter                    $55,000,000."

         7. Section 7.13 of the Agreement is amended to read in its entirety as follows:

         "7.13 Net Premium and Gross Premium Ratio. Commencing September 30, 2001, cause each Insurance Subsidiary to maintain at all times a Net Premium Ratio of not more than 2.5 to 1.0 and a Gross Premium Ratio of not more than 3.5 to 1.0."

         8. The following Section 7.20 is hereby added to the Agreement:

         "7.20 Capital Raising/Sale Efforts. Use its best efforts (including engaging third party financial advisors) promptly to raise capital through the issuance of Equity Interests, the incurrence of Subordinated Debt and the sale of New Subsidiaries and Subsidiaries which are not Insurance Subsidiaries (on terms reasonably acceptable to the Majority Banks which acceptance shall not unreasonably be withheld or delayed).

         9. Section 9.1(p) of the Agreement is amended to read in its entirety as follows:

         "(p) if any of the Insurance Subsidiaries currently rated by Best shall receive a rating from Best of less than B+ or, if after Best has rated an Insurance Subsidiary, Best shall withdraw its rating for the Insurance Subsidiary; provided that this clause (p) shall not apply to an Insurance Subsidiary acquired after the Effective Date as a result of a Permitted Acquisition."

         10. Company violated the provisions of Sections 7.9, 7.11, 7.11(A),
7.13 and 9.1(p) for the period ended December 31, 2000. The Banks waive such violations of such covenants for the period ended December 31, 2000. This waiver shall not act as a consent or waiver of any other transaction, act or omission, whether related or unrelated thereto, including any noncompliance with such covenant for any period other than the period ending December 31, 2000. This waiver shall not extend to or affect any obligation, covenant, agreement or default not expressly waived hereby.

         11. Company hereby represents and warrants that, after giving effect to the amendments contained and waivers herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company set forth in Sections 6.1 through 6.19 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section 6.20 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished


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to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d)
no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         12. This Amendment shall be effective upon (a) execution hereof by Company, Agent and the Banks, (b) execution by the Guarantors of the attached Acknowledgment, (c) payment by Company to Agent (for pro-rata distribution to the Banks) of a non-refundable amendment fee in the amount of $100,000, and (d) execution by Company and its Subsidiaries of Pledge Agreements in the form of Exhibits "G" annexed hereto granting to Agent for the benefit of the Banks first priority security interests in all of the stock of the Subsidiaries listed in attached Schedule 1.

         13. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         14. All capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK, as Agent                     MEADOWBROOK INSURANCE GROUP, INC.


By:                                         By:
   --------------------------------             --------------------------------
         Jon E. Sasinowski

Its: Vice President                         Its:
                                                 -------------------------------


BANKS:                                      COMERICA BANK



                                            By:
                                                --------------------------------
                                                       Jon E. Sasinowski

                                            Its: Vice President


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                                            BANK ONE



                                            By:
                                                --------------------------------


                                            Its:
                                                 -------------------------------


                                 ACKNOWLEDGMENT


         The undersigned Guarantors acknowledge the foregoing Amendment No. 4 to Credit Agreement and Waiver and further acknowledged that the Guaranty dated August 3, 1999 from the Guarantors in favor of the Agent and the Banks remains in full force and effect in accordance with its terms.

                                            MEADOWBROOK, INC., a Michigan
                                            corporation


                                            By:
                                                --------------------------------


                                            Its:
                                                 -------------------------------


                                            MEADOWBROOK OF FLORIDA, INC.,
                                            a Florida corporation


                                            By:
                                                --------------------------------


                                            Its:
                                                 -------------------------------


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                                          ASSOCIATION SELF INSURANCE
                                          SERVICES, INC., an Alabama corporation


                                          By:
                                              ----------------------------------


                                          Its:
                                               ---------------------------------


                                          CREST FINANCIAL CORPORATION, a
                                          Nevada corporation


                                          By:
                                              ----------------------------------


                                          Its:
                                               ---------------------------------


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